Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports Third Quarter 2009 Results and Activities

Waco, Texas   November 10, 2009

Highlights:

•                  FirstCity reported third quarter 2009 earnings of $2.0 million or $0.19 per diluted share.

•                  FirstCity invested $26.9 million in domestic portfolio acquisitions and other investments during the quarter.

•                  FirstCity reported continued earning asset growth of $9.8 million for the third quarter of 2009 — as total earning assets grew to $393.0 million at September 30, 2009.

Third Quarter 2009 and Business Outlook

FirstCity generated net earnings of $2.0 million for the third quarter of 2009, which is a $3.8 million increase over the $1.8 million net loss reported for the third quarter of 2008. The diluted net income per common share was $0.19 in the third quarter of 2009, compared to a diluted net loss per common share of $0.17 for the same period last year. The earnings improvement was a result of (1) increased revenues directly associated with higher domestic collections from our consolidated portfolios in the third quarter of 2009 compared to the same period last year; (2) a $0.6 million decline in FirstCity’s combined share of impairment in the third quarter of 2009 compared to 2008; and (3) a $0.6 million increase in the combined impact of foreign currency exchange gains from FirstCity’s foreign investments in the third quarter of 2009 compared to the same period last year.

FirstCity’s investments of $26.9 million during the third quarter included $21.0 million of domestic portfolio assets with a face value of $115.1 million acquired primarily from the FDIC; $2.4 million of SBA loan advances and originations; and $3.5 million of debt investments to privately-held middle-market companies.

The Company continues to experience positive growth with the unrealized future gross profit associated with its core portfolio asset business. At the end of September 2009, the unrealized future gross profit on these assets increased to $161.9 million, which is up from $122.3 million at the end of December 2008. Unrealized future gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 10 of this release for a reconciliation of this measure with the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles.

(more)

Items impacting comparability of results for the third quarter of 2009 are as follows:

Total assets at the end of third quarter 2009 increased to $438.1 million compared to $421.3 million at the end of second quarter 2009 as a result of FirstCity’s loan portfolio acquisitions and other investments during the quarter. The Company’s earning assets experienced a corresponding increase to $393.0 million at the end of September 2009 compared to $383.2 million at the end of June 2009.

Revenues in the third quarter of 2009 increased to $18.7 million compared to $12.7 million in the third quarter last year. The Company’s revenues in the third quarter of 2009 included $12.1 million of income and gains from Portfolio Assets, $1.5 million of interest income from loans receivable, and $2.2 million of fee income attributable to our loan servicing platform. Increased revenue in the third quarter of 2009 is a result of increased collections on consolidated portfolios to $42.5 million in the third quarter of 2009 compared to $15.6 million in the same period a year ago, and FirstCity’s increased holdings in earning assets ($393.0 million at the end of September 2009 compared to $301.7 million at the end of September 2008).

The Company recorded net provisions for loss of $1.5 million during the third quarter of 2009 compared to $2.1 million in the third quarter of 2008. The provisions in the third quarter of 2009 were recorded to reflect changes in management’s estimates as to the timing and amount of projected future collections. The global distribution of the $1.5 million of net impairment provisions in the third quarter of 2009 includes $1.5 million for domestic assets, $0.2 million related to Latin American assets, and $0.2 million of net recoveries related to European assets. The net provisions were allocated between consolidated portfolios ($0.4 million) and non-consolidated subsidiaries ($1.1 million) in the third quarter 2009.

Foreign currency exchange gains of $0.1 million were recorded during the third quarter of 2009 compared to $0.5 million of foreign currency exchange losses for the same period in 2008.

Equity in earnings of unconsolidated subsidiaries was $0.4 million in the third quarter of 2009 compared to $2.2 million of net earnings for the same period a year ago. The decline was caused primarily by a decrease in Acquisition Partnership collections to $20.5 million in the third quarter of 2009 from $46.6 million for the same period last year — which corresponds to a decrease in the Acquisition Partnerships’ portfolio asset holdings (i.e. earning assets) to $271.1 million at September 2009 from $356.5 million at September 2008. FirstCity’s average investment in equity-method investments (including Acquisition Partnerships) decreased to $70.9 million for the third quarter of 2009 compared to $89.1 million for the third quarter of 2008. Since a majority of FirstCity’s portfolio acquisitions over the past twelve months were acquired through consolidated Portfolios instead of equity investments in Acquisition Partnerships, the Company expects income from consolidated investments to off-set the decline in equity earnings.

Selected financial data for the third quarter of 2009:

The Company’s total operating expenses (excluding provision, interest and income tax expenses) experienced a modest decline to $10.4 million for the third quarter of 2009 from $10.7 million in the third quarter of 2008 — attributed primarily to $0.1 million of consolidated foreign exchange gains recorded in the third quarter 2009 compared to $0.5 million of foreign exchange losses in the same period a year ago — which is a $0.6 million favorable swing.

Total interest expense decreased to $3.5 million in the third quarter of 2009 from $4.6 million for the same period in 2008 (even though FirstCity’s third quarter average debt holdings increased to $303.3 million in 2009 from $231.3 million in 2008). The interest expense decline is attributable to the Company’s lower average cost of funds of 4.6% during the third quarter of 2009 compared to 7.9% from the same period in 2008 due to a decline in market interest rates over the past twelve months.

Total income tax expense increased by $1.3 million in the third quarter of 2009 compared to the same period in 2008. The income tax expense increase is attributable to $1.4 million of foreign income taxes recorded during the third quarter of 2009 related to our consolidated European investments.

Other Corporate Matters

Prudential Lawsuit

As announced on September 30, 2009, FirstCity disclosed that it had entered into an agreement which provides for the settlement of the lawsuit involving the disputed ownership of approximately $18.6 million of proceeds from the demutualization of Prudential Insurance Company. The agreement between the three claimants calls for the proceeds to be split evenly between the parties — and FirstCity will receive approximately $6.2 million in proceeds under the agreement. On October 16, 2009, the trial court granted preliminary approval of the settlement, set the hearing on the fairness of the settlement on November 12, 2009, and approved the form and content of the notice to class members and the method of providing notice to the class members. The settlement is subject to notice to the class of the action and final approval by the trial court after hearings on the fairness of the settlement with respect to the class of former employees. If approved by the trial court, we anticipate that the proceeds will be distributed to all parties prior to year-end.

Liquidity

FirstCity has $350.0 million of credit facility commitments (subject to borrowing base requirements of the respective credit facilities) with Bank of Scotland and BoS(USA) Inc. available to finance its portfolio and asset purchases, capital investments in new ventures, and to provide for working capital to support our growth. At September 30, 2009, FirstCity’s maximum unused borrowing capacity under these credit commitments approximated $72.9 million. These credit facilities are available to FirstCity through their maturity in November 2010. FirstCity is in discussions with Bank of Scotland and BoS(USA) Inc. regarding these credit facilities, but there can be no assurances that FirstCity can obtain an extension of these loan facilities on terms that are acceptable to the Company.

Conference Call

A conference call will be held on Tuesday, November 10, 2009 at 9:00 a.m. Central Time to discuss third quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Third Quarter 2009 Conference Call
Date:	Tuesday, November 10, 2009
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	866-543-6403
	International	617-213-8896

	Pass code	39061487

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Servicing fees	$2,222	$3,842	$7,017	$8,748
Income from Portfolio Assets	12,134	5,229	35,254	15,786
Gain on sale of SBA loans held for sale, net	301	85	911	227
Interest income from SBA loans	299	368	940	1,210
Interest income from loans receivable - affiliates	1,078	875	2,940	1,508
Interest income from loans receivable - other	99	541	892	1,171
Revenue from railroad operations	776	810	2,228	2,446
Other income	1,822	939	4,891	2,586
Total revenues	18,731	12,689	55,073	33,682
Expenses:
Interest and fees on notes payable to banks	3,072	4,249	9,261	11,690
Interest and fees on notes payable to affiliates	428	322	1,305	322
Salaries and benefits	5,300	5,655	16,386	15,982
Provision for loan and impairment losses	425	1,123	2,208	11,243
Asset-level expenses	1,992	1,105	4,646	4,093
Occupancy, data processing and other	3,093	3,980	8,681	9,738
Total expenses	14,310	16,434	42,487	53,068
Equity in net earnings of subsidiaries	421	2,170	1,473	8,018
Step acquisition gain from business combination	—	—	1,455	—
Earnings (loss) before income taxes	4,842	(1,575)	15,514	(11,368)
Income taxes	(1,254)	44	(1,957)	(245)
Net earnings (loss)	3,588	(1,531)	13,557	(11,613)
Less: net income attributable to noncontrolling interests	1,588	224	3,167	255
Net earnings (loss) attributable to FirstCity	$2,000	$(1,755)	$10,390	$(11,868)

Basic earnings (loss) per common share are as follows:
Net earnings (loss) attributable to FirstCity stockholders	$0.20	$(0.17)	$1.06	$(1.14)
Weighted average common shares outstanding	9,838	10,232	9,834	10,391

Diluted earnings (loss) per common share are as follows:
Net earnings (loss) attributable to FirstCity stockholders	$0.19	$(0.17)	$1.02	$(1.14)
Weighted average common shares outstanding	10,325	10,232	10,160	10,391

Selected Unaudited Balance Sheet Data

	September 30,	December 31,
	2009	2008
Cash and cash equivalents	$32,992	$19,103
Restricted cash	1,039	1,217
Earning assets:
Portfolio acquisition and resolution assets:
Domestic	246,447	167,211
Latin America	41,458	42,426
Europe	60,908	48,612
Other	—	228
Special situations platform assets	44,161	37,786
Service fees receivable and other assets	11,082	12,354
Total assets	$438,087	$328,937

Notes payable to banks	$294,805	$242,889
Note payable to affiliate	8,058	8,658
Other liabilities	17,764	11,515
Total liabilities	320,627	263,062
Total equity	117,460	65,875
Total liabilities and equity	$438,087	$328,937

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Summary Operating Statement Data for Each Segment
Portfolio Asset Acquisition and Resolution segment:
Revenues	$16,817	$10,886	$49,083	$29,136
Equity in net earnings of subsidiaries	(1,043)	1,238	(188)	7,442
Step acquisition gain from business combination	—	—	1,455	—
Expenses	(11,995)	(12,637)	(32,173)	(34,005)
Operating contribution before provision for loan and impairment losses	3,779	(513)	18,177	2,573
Provision for loan and impairment losses	425	1,123	1,241	11,243
Net income attributable to noncontrolling interests	(1,326)	(55)	(2,854)	(93)
Operating contribution (loss), net of direct taxes	$2,028	$(1,691)	$14,082	$(8,763)

Special Situations Platform segment:
Revenues	$1,820	$1,715	$5,733	$4,231
Equity in net earnings (loss) of subsidiaries	1,464	932	1,661	576
Expenses	(1,407)	(1,297)	(4,294)	(3,013)
Operating contribution (loss) before provision for loan and impairment losses	1,877	1,350	3,100	1,794
Provision for loan and impairment losses	—	—	967	—
Net loss (income) attributable to noncontrolling interests	(262)	(169)	(313)	(162)
Operating contribution (loss), net of direct taxes	$1,615	$1,181	$1,820	$1,632

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in earnings of investments by region:
Domestic	$12,506	$5,725	$38,024	$17,532
Latin America	2,811	4,433	8,085	11,321
Europe	457	1,956	2,770	7,691
Canada	—	10	16	34
Total	$15,774	$12,124	$48,895	$36,578

Revenues and equity in earnings of investments by source:
Equity in net earnings of subsidiaries	$(1,043)	$1,238	$(188)	$7,442
Income from Portfolio Assets	12,134	5,229	35,254	15,786
Servicing fees	2,222	3,842	7,017	8,748
Gain on sale of SBA loans held for sale, net	301	85	911	227
Interest income from SBA loans	299	368	940	1,210
Interest income from affiliates	471	442	1,560	739
Interest income from loans receivable - other	—	297	414	433
Other	1,390	623	2,987	1,993
Total	$15,774	$12,124	$48,895	$36,578

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity in net earnings (loss) of subsidiaries	$1,464	$932	$1,661	$576
Interest income from loans receivable - affiliates	607	433	1,380	769
Interest income from loans receivable - other	99	244	478	738
Revenue from railroad operations	776	810	2,228	2,446
Other	338	228	1,647	278
Total	$3,284	$2,647	$7,394	$4,807

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	90	75
Domestic, Special Situations Platform segment	26	21
Latin America	126	132
Corporate	30	32
Total personnel	272	260

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

							FirstCity
	Portfolio Purchases					FirstCity	Investment
			Latin		FirstCity	Investment	in Special
	Domestic	Europe	America	Total	Investment	in Other	Situations	Total
2009
3rd Quarter	$48,659	$—	$—	$48,659	$21,000	$2,403	$3,481	$26,884
2nd Quarter	67,085	—	—	67,085	48,559	19,149	3,164	70,872
1st Quarter	70,238	—	—	70,238	64,907	6,418	2,400	73,725
Total Year 2009	$185,982	$—	$—	$185,982	$134,466	$27,970	$9,045	$171,481
2008
4th Quarter	$26,363	$1,823	$—	$28,186	$27,183	$10,071	$3,150	$40,404
3rd Quarter	2,912	—	1,576	4,488	3,241	6,040	—	9,281
2nd Quarter	28,427	—	8,314	36,741	33,448	15,443	16,756	65,647
1st Quarter	6,692	—	13,207	19,899	8,435	1,453	—	9,888
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720
Total Year 2006	$136,596	$102,158	$58,236	$296,990	$144,048	$28,181	$—	$172,229

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$48,659	$2,912	$185,982	$38,031
Latin America	—	1,576	—	23,097
Europe	—	—	—	—
Total	$48,659	$4,488	$185,982	$61,128

	Purchase	FirstCity’s
Historical Acquisitions of Portfolios - Annual:	Price	Investment
Nine months ended September 30, 2009	$185,982	$134,466
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762

	September 30,	December 31,
	2009	2008
Portfolio acquisition and resolution assets by region:
Domestic	$246,447	$167,211
Latin America	41,458	42,426
Europe	60,908	48,612
Canada	—	228
Total	$348,813	$258,477

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
	Investment	Debt	Equity	Total
Historical Investments - Annual:
Nine months ended September 30, 2009	$9,792	$8,658	$387	$9,045
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$12,424	$20,728	$13,816	$22,202
Domestic, Special Situations Platform segment	1,411	34	1,402	5
Latin America	18,042	24,238	17,843	23,610
Europe	11,917	27,757	12,607	29,569
Europe-Servicing subsidiaries	24,255	11,531	22,998	8,887
Latin America-Servicing subsidiaries	2,897	4,798	2,939	4,960
Total	$70,946	$89,086	$71,605	$89,233

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$(300)	$(448)	$216	$(294)
Domestic, Special Situations Platform segment	1,464	932	1,661	576
Latin America	(207)	405	(460)	1,509
Europe	(290)	1,625	689	5,705
Europe-Servicing subsidiaries	(26)	(161)	54	649
Latin America-Servicing subsidiaries	(220)	(183)	(687)	(127)
Total	$421	$2,170	$1,473	$8,018

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$224,696	$138,800	$201,313	$129,478
Domestic, Special Situations Platform segment	30,481	28,981	29,871	17,671
Latin America	19,275	19,653	19,329	12,030
Europe	25,344	9,463	17,324	9,293
Canada	—	272	137	305
Total	$299,796	$197,169	$267,974	$168,777

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$11,750	$4,851	$34,740	$15,495
Domestic, Special Situations Platform segment	706	677	1,858	1,507
Latin America	889	1,123	2,776	1,826
Europe	566	437	1,547	1,040
Canada	—	10	16	34
Total	$13,911	$7,098	$40,937	$19,902

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$438	$1,156	$1,626	$1,865
Average servicing fee	9.4%	8.8%	8.5%	6.1%
Latin American partnerships:
Servicing fee revenue	$1,744	$2,615	$5,202	$6,744
Average servicing fee %	25.6%	25.7%	34.5%	22.1%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,182	$3,771	$6,828	$8,609
Average servicing fee %	19.0%	16.2%	20.0%	14.1%
Service Fees-SBA loans:	$40	$71	$189	$139
Total Service Fees	$2,222	$3,842	$7,017	$8,748

Collections:
Domestic partnerships	$4,667	$13,161	$19,042	$30,736
Latin American partnerships	8,673	16,384	20,535	56,900
European partnerships	7,200	17,028	22,578	50,149
Partnership collections	20,540	46,573	62,155	137,785
Domestic consolidated	36,891	14,485	116,085	43,342
Latin American consolidated	594	999	1,930	2,028
European consolidated	4,982	124	6,606	1,153
Consolidated collections	42,467	15,608	124,621	46,523
Total collections	$63,007	$62,181	$186,776	$184,308

Servicing portfolio (face value) at period end:
Domestic	$766,491	$593,898
Latin America	1,419,269	1,582,654
Europe	1,750,148	1,362,008
Total	$3,935,908	$3,538,560

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	September 30, 2009
	Income-Accruing Loans		Non-Accrual Loans
	Loans		Loans Acquired
	Acquired		With Credit Deterioration
	With Credit			Cost recovery
	Deterioration	Other	Cash basis	basis	Real Estate	Total
United States	$44,818	$3,521	$68,089	$74,356	$26,153	$216,937

France	—	1,421	—	12,011	—	13,432

Germany	5,405	—	—	—	—	5,405

Mexico	—	—	—	10,504	—	10,504

Total	$50,223	$4,942	$68,089	$96,871	$26,153	$246,278

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net earnings (loss) to to common stockholders	$2,000	$(1,755)	$10,390	$(11,868)
Foreign currency gains (losses), net:
Euro	141	(550)	81	(512)
Mexican Peso	(81)	325	230	1,019
Argentine Peso	(5)	(33)	(54)	(2)
Chilean Peso	57	(182)	260	(129)

Exchange rate at valuation date:
Euro	0.69	0.69
Mexican Peso	13.50	10.79
Argentine Peso	3.85	3.13
Chilean Peso	555.30	550.59

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

September 30, 2009

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2007	12/31/2008	9/30/2009
Domestic	151,802	153,148	205,061
Europe	40,340	29,555	33,944
Latin America	26,844	29,867	27,771
Total	$218,987	212,570	266,776

	Estimated Remaining Collections (2)
	12/31/2007	12/31/2008	9/30/2009
Domestic	$195,845	217,347	305,523
Europe	52,617	39,341	50,500
Latin America	68,900	78,211	72,647
Total	$317,363	334,899	428,670

	Estimated Unrealized Gross Profit (3)
	12/31/2007	12/31/2008	9/30/2009
Domestic	$44,043	64,199	100,462
Europe	12,278	9,787	16,556
Latin America	42,056	48,344	44,876
Total	$98,376	122,329	161,894

	Estimated Unrealized Gross Profit %
	12/31/2007	12/31/2008	9/30/2009
Domestic	22.49%	29.54%	32.88%
Europe	23.33%	24.88%	32.78%
Latin America	61.04%	61.81%	61.77%
Total	31.00%	36.53%	37.77%

This schedule provides selected information related to the Company’s ownership interests in consolidated and non-consolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2007	12/31/2008	9/30/2009
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K or 10-Q)	$122,001	148,213	246,254
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non-controlling interests” on the balance sheet of the respective Form 10-K or 10-Q)	(4,474)	(11,460)	(46,477)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	101,460	75,817	66,999
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$218,987	212,570	266,776